Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-3(No. 333-95577) of Silverstar Holdings Limited (formerly Leisureplanet Holdings Limited) of our report dated October 13, 2000 and February 20, 2001 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
West London
October 10, 2001